Exhibit 5.1
[Letterhead of Dorsey & Whitney LLP]

Otter Tail Corporation
215 South Cascade Street
Fergus Falls, Minnesota 56538
Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Otter Tail Corporation, a Minnesota corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer and sale by the Company from time to time of up to 1,500,000 of the Company’s common shares, par value $5.00 per share (the “New Common Shares”), pursuant to the Company’s Automatic Dividend Reinvestment and Share Purchase Plan (the “Plan”).
We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.
Based on the foregoing, we are of the opinion that the New Common Shares, when issued, delivered and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.
Our opinions expressed above are limited to the laws of the State of Minnesota.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Validity of common shares” in the Prospectus comprising a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Dated: May 3, 2024
Very truly yours,
/s/ Dorsey & Whitney LLP

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